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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            -----------------------

Date of report (Date of earliest event reported):  April 20, 1998

                            PSS WORLD MEDICAL, INC.
               (Exact Name of Registrant as Specified in Charter)

      Florida                              0-23832                         59-3500595
(State or Other Jurisdiction       (Commission File Number)               (IRS Employer
   of Incorporation)                                                   Identification No.)


                           4345Southpoint Boulevard
                         Jacksonville, Florida  32216

         (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  904/232-3000

                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

     On April 20, 1998, the Board of Directors of PSS World Medical, Inc. (the "Corporation") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Corporation. The dividend is payable on May 1, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Corporation, at a price of $115 per one one-thousandth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), dated as of April 20, 1998 between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

Separation Time
---------------

     Until the date on which certain events take place (the "Separation Time"), the Rights will be evidenced by, with respect to any Common Share certificate outstanding on the Record Date, such Common Share and a Summary of Rights mailed to each holder of record on the Record Date. The term "Separation Time" means the close of business on the earlier of (a) the tenth business day (or such earlier or later date as may be determined by the Board of Directors of the Corporation) following a public announcement by the Corporation that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares (collectively, an "Acquiring Person") (the "Flip-in Date") or (b) the tenth business day (or such later date as may be determined by the Board of Directors of the Corporation) after the date on which any person or group of affiliated or associated persons commences a tender or exchange offer the consummation of which would result in the beneficial ownership by such Person of 15% or more of such outstanding Common Shares. However, an Acquiring Person does not include (a) an person who is the beneficial owner of 15% or more of the outstanding Common Shares on April 20, 1998 (the date of adoption of the Rights Agreement), unless such person shall thereafter acquire beneficial ownership of additional Common Shares, (b) a person who acquires beneficial ownership of 15% or more of the outstanding Common Shares without any intention to affect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the outstanding Common Shares, or (c) a person who is or becomes a beneficial owner of 15% or more of the outstanding Common Shares as a result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-In Date.

Transfer of Rights and Certificates
-----------------------------------

     The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or the earlier termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or the earlier termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights (the "Right

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Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Time, and such separate Right Certificates alone will evidence the Rights.

Exercise Period
---------------

     The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the Expiration Time, each Right (unless previously terminated) will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of the Preferred Shares having the rights described below. The Rights will expire on the Expiration Time, unless the Expiration Time is extended, or the Rights are earlier terminated by the Corporation. The term "Expiration Time" is defined in the Rights Agreement and generally means April 20, 2008, unless the Rights are sooner exchanged or terminated.

Adjustments
-----------

     The Exercise Price payable, and the number of outstanding Rights and the number of one one-thousandth interests in Preferred Shares issuable upon exercise of each Right, are subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Separation Time.

     If prior to the Separation Time, the Corporation distributes securities or assets in exchange for Common Shares (other than regular cash dividends or a dividend paid solely in Common Shares) whether by dividend, reclassification or otherwise, the Corporation shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock
-----------------------------------

     At a Flip-in Date, Rights owned by the Acquiring Person or any affiliate or associate thereof or any transferee thereof will automatically become void and, subject to the Exchange Option summarized below, each other Right will automatically become a right to buy, for the Exercise Price, that number of Common Shares having a market value of twice the Exercise Price. Instead of issuing Common Shares upon exercise of a Right following a Flip-in Date, the Corporation may substitute cash, property, a reduction in the Exercise Price, Preferred Shares or other securities (or any combination of the above) having a value equal to the Common Shares which would otherwise be issuable. After a Flip-in Date occurs, the Corporation may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person, if the Corporation's Board of Directors is controlled by the Acquiring Person, unless proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

Optional Exchange of Rights
---------------------------

     At any time after a Flip-in Date occurs and prior to the time a person or group of persons become the beneficial owner of more than 50% of the outstanding Common Shares, the Board of Directors of the Corporation may elect to exchange all of the outstanding Rights (other than Rights owned by such person or group which have become void), for shares of Common Shares at an exchange ratio (subject to adjustment) of one Common Share per Right (the "Exchange Option").

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Termination of Rights
---------------------

     At any time prior to a Flip-in Date, the Board of Directors of the Corporation may terminate the Rights. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate.

Amendments
----------

     The Corporation and the Rights Agent may amend the Rights Agreement in any respect prior to the occurrence of a Flip-in Date. Thereafter, the Corporation and the Rights Agent may amend the Rights Agreement (i) in any respect which shall not materially adversely affect the interests of holders of Rights generally, (ii) to cure an ambiguity or (iii) to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.

Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

       EXHIBIT NO.                                 DESCRIPTION
--------------------------  ----------------------------------------------------------

           99.1             Shareholder Protection Rights Agreement, dated as of
                            April 20, 1998, between PSS World Medical, Inc. and
                            Continental Stock Transfer & Trust Company, as Rights
                            Agent.

           99.2             Press Release, dated April 21, 1998.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PSS WORLD MEDICAL, INC.


                                         By:  /s/ David A. Smith
                                            ----------------------
                                         David A. Smith
                                         Executive Vice President and
                                         Chief Executive Officer

Dated:  April 20, 1998

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